UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

Mirant Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16107	20-358156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Under Mirant Corporation’s short-term incentive plan, annual cash bonuses are awarded taking into account an individual’s “target bonus percentage” (a percentage of such participant’s base salary), individual performance and Mirant’s performance against established business and financial goals (corporate payout factor). Each of Mirant’s named executive officers is a participant in the short-term incentive program. Their target bonus percentages range from 50% to 100% of salary. On January 14, 2008, the Compensation Committee of the Board of Directors approved the criteria upon which the corporate payout factor in the 2008 fiscal year will be based. Two-thirds of the corporate payout factor will be dependent on achievement of a range of targeted Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items). The Adjusted EBITDA target amounts are as follows:  50% of target = $750 million (threshold); 100% of target = $900 million; and 200% of target = $1.025 billion. The Adjusted EBITDA targets were set taking into consideration Mirant’s projected Adjusted EBITDA under its 2008 operating plan. Bonus amounts between the threshold and the target and between the target and maximum will be based on interpolated performance levels between the specified levels.

The remaining one-third of the corporate payout factor will be dependent upon the Company’s achievement of eight articulated operational and strategic metrics, including goals related to safety and environmental performance, commercial availability, business development, and the budget and schedule for our $1.6 billion program to add environmental controls at our Maryland power plants. If certain levels of exceptional performance are met with respect to the environmental, safety or commercial availability targets, the goal for which that performance is met may be counted twice toward the achievement of the operational and strategic portion of the corporate payout factor. The target amounts for the strategic and operational goals are as follows:  50% of target = achievement of 4 goals (threshold); 100% of target = achievement of 5 goals; and 200% of target = achievement of 6 goals. The Compensation Committee will be responsible for assessing Mirant’s achievement of the Adjusted EBITDA target and the operational and strategic metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 17, 2008

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)